65 West Watkins Mill Road
Gaithersburg, MD 20878
tel: 240-632-0740
fax: 240-632-0735
www.genvec.com

Tricia Richardson
Investor Relations Manager
240-632-5511
trichardson@genvec.com

GENVEC ANNOUNCES RESIGNATION OF JEFFREY W. CHURCH AS
CHIEF FINANCIAL OFFICER

GAITHERSBURG, Md, -- August 15, 2006 -- GenVec, Inc. (Nasdaq: GNVC) announced today that Jeffrey W. Church, its Chief Financial Officer, Treasurer and Corporate Secretary, will leave August 31, 2006 to accept a position with another company.  The company will commence a search for his successor.

Paul H. Fischer, GenVec’s President and CEO stated, “Over the past eight years, Jeff has made many important contributions to the company and we wish him well with his new endeavors. During Jeff’s tenure, we have been able to move TNFerade, our lead oncology product, into late-stage clinical testing and we look forward to seeing results from that trial.”

GenVec, Inc. is a biopharmaceutical company developing novel gene-based therapeutic drugs and vaccines. Additional information on GenVec and its portfolio of product candidates is available at www.genvec.com and in the company’s various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future programs and studies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to clinical trials; the timing and content of future U.S. Food and Drug Administration regulatory actions with respect to GenVec, its product candidates, or collaborators, risks relating to the commercialization, if any, of GenVec’s proposed product candidates (such as marketing, regulatory, patent, product liability, supply, competition and other risks); dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.

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